                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE


CONTACT: Steve Filton
         Chief Financial Officer                               February 13, 2003
         610-768-3300

Universal Health Services, Inc. Reports a 19% Increase in Net Income, its Tenth
       Consecutive Annual Net Income Increase; Steve Filton Appointed CFO

         Universal Health Services, Inc. (NYSE: UHS) announced today its final results for the fourth quarter and full year ended December 31, 2002. Reported net income was $43.9 million or $.69 per share (diluted) during the fourth quarter of 2002 as compared to $927,000 or $.02 per share (diluted) during the fourth quarter of 2001. For the full year of 2002, reported net income was $175.4 million or $2.74 per share (diluted) as compared to $99.7 million or $1.60 per share (diluted) during 2001. Included in the reported results were various non-operating items as listed on the attached Summary of Consolidated Operating Results.

         Excluding these items, net income and earnings per share (diluted) increased 19% to $42.5 million and 20% to $.67, respectively, during the fourth quarter of 2002 as compared to $35.7 million and $.56, respectively, in the prior year quarter. Net revenues increased 15% during the three month period ended December 31, 2002 to $835.5 million as compared to $724.2 million during the prior year's fourth quarter. During the quarter ended December 31, 2002, EBITDA (as defined on the attached Summary of Consolidated Operating Results) increased 23% to $110.7 million as compared to $90.2 million during the prior year's fourth quarter.

         For the year ended December 31, 2002 (excluding the items listed on the attached Summary of Consolidated Operating Results), net income and earnings per share (diluted) increased 19% and 18%, respectively, to $174.0 million and $2.72 as compared to $146.2 million and $2.30, respectively, during 2001. During 2002, net revenues increased 15% to $3.26 billion as compared to $2.84 billion during 2001. EBITDA increased 17% during 2002 to $434.6 million as compared to $370.5 million during 2001.

         Chairman and CEO Alan Miller said, "Our hospitals provided increasing quality of care to their patients in 2002 and the Company continues its efforts to improve patient safety through training programs and new information systems such as the recently completed installation of a pharmacy management system that will greatly reduce the possibility of medication errors. The high quality reputations of our hospitals continue to attract an increasing number of patients. The efforts of the many talented people at UHS produced satisfying financial results even though hospitals continue to be challenged by rapidly rising labor and malpractice costs. We anticipate that 2003 will bring continued growth for our hospitals in both patient admissions and financial results. In addition to continuing to invest aggressively to provide the health care needed by our existing communities, UHS will also continue to look selectively to acquire hospitals where we believe our skills can improve the quality and financial viability of the hospital."

         The strong growth in revenues and earnings resulted primarily from continuing substantial growth in admissions of patients to the Company's hospitals. Admissions to the Company's acute care hospitals located in the U.S. and Puerto Rico owned for more than a year increased 7.9% during the fourth quarter of 2002 over the prior year quarter. Admissions to the Company's behavioral health care facilities owned more than a year increased 7.7% during the fourth quarter of 2002 as compared to the prior year's fourth quarter. Also contributing to the increase in revenues and earnings during the fourth quarter of 2002, as compared to the prior year quarter, was a 5.2% increase in net revenue per adjusted admission achieved at the Company's acute care hospitals located in the U.S. and Puerto Rico. Net revenue per adjusted admission at the Company's behavioral health hospitals increased 1% during the quarter. Admissions to the Company's acute care hospitals located in the U.S. and Puerto Rico owned for more than a year increased 6.9% during 2002 over the prior year while admissions to the Company's behavioral health care facilities owned more than a year increased 6.4% during 2002 as compared to 2001. Net revenue per adjusted admission at the Company's acute care hospitals located in the U.S. and Puerto Rico increased 3.6% during 2002 as compared to the prior year. Net revenue per adjusted admission at the Company's behavioral health hospitals decreased less than 1% during the year as compared to 2001.

         Cash flow from operations for the full year was $333 million, an increase of 12% from the prior year. During 2002, the Company invested $196 million in capital expenditures, purchased 1.7 million of its shares for $77 million and made net debt repayments of $67 million. By year-end 2002, the Company's shareholders' equity increased 14% to $917 million and debt declined to $689 million. The Company's return on capital, defined as net income (excluding from both years the items listed on the attached Summary of Consolidated Operating Results) divided by the sum of debt plus shareholders' equity, increased to 10.8% compared to 9.6% in 2001. The Company expects its return on capital to increase again in 2003 as recent investments in capital expenditures and acquisitions mature.

         The Company also announced the planned departure of Kirk Gorman, the Company's Senior Vice President and Chief Financial Officer. Steve Filton, Vice President and Controller, will assume the title of Chief Financial Officer effective today. Mr. Gorman will remain with the Company during the transition period leading to the appointment of a permanent Chief Financial Officer, who will be selected from a search that will include internal and external candidates. Alan B. Miller, President and Chief Executive Officer of the Company, stated that the Company's Board of Directors concluded these management changes were necessary as a result of issues raised by KPMG, the Company's independent auditors, as a result of a recent communication from Mr. Gorman to KPMG regarding his views on their respective responsibilities and the level of expertise required of a chief financial officer with respect to the Company's financial statements. Although no issue whatsoever has been raised regarding the integrity of the Company's financial statements, KPMG has concluded that, because of Mr. Gorman's communication regarding the responsibilities and required expertise of a chief financial officer, it could no longer rely on the representations made by Mr. Gorman as the CFO of the Company.

         The Company believes that the Company's stockholders will be well served by having Mr. Filton appointed the Company's interim Chief Financial Officer. Mr. Filton has extensive knowledge of the Company's business in his various roles within the Company for 18 years, including his position as Controller.

         Mr. Miller emphasized that the Company has the utmost regard for Mr. Gorman's integrity and capabilities and is very disappointed that the situation has arisen which caused Mr. Gorman's departure.

         Universal Health Services, Inc. is one of the nation's largest hospital companies, operating acute care and behavioral health hospitals and ambulatory centers nationwide, in Puerto Rico and in France. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:
UHT).

         Certain statements in this release may constitute forward-looking statements and are subject to various risks and uncertainties as discussed in the Company's filings with the Securities and Exchange Commission. The Company is not obligated to update these forward-looking statements even if the Company's assessment of these risks and uncertainties changes.

For additional information on the Company, visit our web site:
http://www.uhsinc.com.

                         Universal Health Services, Inc.
                    Summary of Consolidated Operating Results
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                                            Three months ended             Twelve months ended
                                                                               December 31,                   December 31,
                                                                       2002       2001      % Incr     2002       2001      % Incr
                                                                       ----       ----      ------     ----       ----      ------
Net revenues                                                         $835,478   $724,162      15%   $3,258,898  $2,840,491    15%

EBITDA (a)                                                           $110,711   $ 90,181      23%   $  434,649  $  370,458    17%

Net income (loss):
Reported net income, excluding goodwill amortization,
recovery of facility closure costs, provision for
insurance settlements, loss on early termination of
interest rate swaps and loss on early extinguishment
of debt                                                              $ 42,514   $ 35,698      19%   $  173,985  $  146,213    19%
Goodwill amortization (net of tax)                                        ---     (3,900)                  ---     (15,600)
Reported net income, excluding recovery of facility closure
costs, provision for insurance settlements, loss on early
termination of interest rate swaps and loss on early
                                                                    ---------   --------            ----------  ----------
extinguishment of debt                                               $ 42,514   $ 31,798      34%   $  173,985  $  130,613    33%
Recovery of facility closure costs (net of tax) (b)                     1,376        ---                 1,376         ---
Provision for insurance settlements (net of tax) (c)                      ---    (25,220)                  ---     (25,220)
Loss on early termination of interest rate swaps (net of tax) (d)         ---     (4,643)                  ---      (4,643)
Loss on early extinguishment of debt (net of tax) (e)                     ---     (1,008)                  ---      (1,008)
                                                                    ---------   --------            ----------  ----------
Reported net income                                                  $ 43,890   $    927            $  175,361  $   99,742
                                                                    =========   ========            ==========  ==========

Diluted earnings (loss) per share:
Reported net income, excluding goodwill amortization,
recovery of facility closure costs, provision for
insurance settlements, loss on early termination of
interest rate swaps and loss on early extinguishment
of debt                                                              $   0.67   $   0.56      20%   $     2.72  $     2.30    18%
Goodwill amortization (net of tax)                                        ---     ($0.06)                  ---      ($0.24)
Reported net income, excluding recovery of facility closure
costs, provision for insurance settlements, loss on early
termination of interest rate swaps and loss on early
                                                                   ----------   --------            ----------  ----------
extinguishment of debt                                               $   0.67   $   0.50     34%    $     2.72  $     2.06    32%
Recovery of facility closure costs (net of tax)                      $   0.02        ---            $     0.02         ---
Provision for insurance settlements (net of tax)                          ---     ($0.38)                  ---      ($0.38)
Loss on early termination of interest rate swaps (net of tax)             ---     ($0.07)                  ---      ($0.07)
Loss on early extinguishment of debt (net of tax)                         ---     ($0.01)                  ---      ($0.01)
Anti-dilutive effect of assumed conversion of debentures                  ---     ($0.02)                  ---         ---
                                                                   ----------   --------            ----------  ----------
Reported net income                                                  $   0.69   $   0.02            $     2.74  $     1.60
                                                                   ==========   ========            ==========  ==========

(a) EBITDA is defined as income before depreciation and amortization, interest expense, recovery of facility closure costs, provision for insurance settlements, loss on early termination of interest rate swaps, loss on early extinguishment of debt and income taxes.

Below is a reconciliation of consolidated EBITDA to consolidated net income before income taxes and extraordinary charge

Consolidated EBITDA                                                 $ 110,711   $ 90,181   $ 434,649   $ 370,458
Less: Depreciation and amortization                                   (34,350)   (32,893)   (124,794)   (127,523)
  Interest expense, net                                                (9,248)    (7,368)    (34,746)    (36,176)
  Recovery of facility closure costs                                    2,182        ---       2,182         ---
  Provision for insurance settlements                                     ---    (40,000)        ---     (40,000)
  Gain/(losses) on foreign exchange and derivative transactions            50     (7,353)       (220)     (8,862)
                                                                    ---------   --------   ---------   ---------
Consolidated income before income tax                               $  69,345   $  2,567   $ 277,071    $157,897
                                                                    =========   ========   =========   =========

(b) $2.2 million pre-tax recovery of facility closure costs resulting from the fourth quarter of 2002 sale of real estate of a facility closed in a prior year.
(c) $40 million pre-tax charge to earnings recorded during the fourth quarter of 2001 to reserve for general and professional liability claims that may result from PHICO's liquidation.
(d) $7.4 million pre-tax charge recorded during the fourth quarter of 2001 resulting from the early termination of interest rate swaps.
(e) $1.6 million pre-tax charge recorded during the fourth quarter of 2001 resulting from the early extinguishment of a $135 million, 8-3/4% notes issued in 1995.

                         Universal Health Services, Inc.
                        Consolidated Statements of Income
                    (in thousands, except per share amounts)

                                                                               Three months              Twelve months
                                                                            ended December 31,        ended December 31,
                                                                        ------------------------    ----------------------
                                                                           2002         2001          2002        2001
                                                                           ----         ----          ----        ----
Net revenues                                                             $835,478     $724,162      $3,258,898  $2,840,491

Operating charges:
 Salaries, wages and benefits                                             334,334      289,643       1,298,967   1,122,428
 Other operating expenses                                                 201,209      179,286         787,408     668,026
 Supplies expense                                                         111,395       91,469         425,142     368,091
 Provision for doubtful accounts                                           58,033       53,438         231,362     240,025
 Depreciation and amortization                                             34,350       32,893         124,794     127,523
 Lease and rental expense                                                  15,623       13,951          61,712      53,945
 Interest expense, net                                                      9,248        7,368          34,746      36,176
 Provision for insurance settlements                                            0       40,000               0      40,000
 Recovery of facility closure costs                                        (2,182)           0          (2,182)          0
 (Gain)/losses on foreign exchange and derivative transactions                (50)       7,353             220       8,862
                                                                         --------     --------      ----------  ----------
                                                                          761,960      715,401       2,962,169   2,665,076
                                                                         --------     --------      ----------  ----------

Income before minority interests, income taxes and
 extraordinary charge                                                      73,518        8,761         296,729     175,415

Minority interests in earnings
 of consolidated entities                                                   4,173        6,194          19,658      17,518
                                                                         --------     --------      ----------  ----------

Income before income taxes                                                 69,345        2,567         277,071     157,897

Provision for income taxes                                                 25,455          632         101,710      57,147
                                                                         --------     --------      ----------  ----------

Net income before extraordinary charge                                     43,890        1,935         175,361     100,750

Extraordinary charge from early extinguishment
of debt, net of taxes                                                           0        1,008               0       1,008
                                                                         --------     --------      ----------  ----------
                                    Net income                           $ 43,890     $    927      $  175,361  $   99,742
                                                                         ========     ========      ==========  ==========

Earnings per common share - basic                                        $   0.74     $   0.02      $     2.94  $     1.67
                                                                         ========     ========      ==========  ==========

Earnings per common share - diluted                                      $   0.69     $   0.02      $     2.74  $     1.60
                                                                         ========     ========      ==========  ==========

Weighted average number of common shares - basic                           59,241       59,829          59,730      59,874
Weighted average number of common share equivalents                         7,582          688           7,345       7,346
                                                                         --------     --------      ----------  ----------
Weighted average number of common shares and equiv. - diluted              66,823       60,517          67,075      67,220
                                                                         ========     ========      ==========  ==========

EARNINGS PER SHARE CALCULATION

Net income                                                               $ 43,890     $    927      $  175,361  $   99,742
Add: Debenture interest, net of taxes                                       2,134            0           8,451       8,120
                                                                         --------     --------      ----------  ----------
Adjusted net income                                                      $ 46,024     $    927      $  183,812  $  107,862

Weighted average number of common shares - basic                           59,241       59,829          59,730      59,874
Add: Shares for conversion of convertible debentures                        6,577            0           6,577       6,577
     Other share equivalents                                                1,005          688             768         769
                                                                         --------     --------      ----------  ----------
Weighted average number of common shares and equiv. - diluted              66,823       60,517          67,075      67,220

Earnings per common share - diluted                                      $   0.69     $   0.02      $     2.74  $     1.60
                                                                         ========     ========      ==========  ==========

                         Universal Health Services, Inc.
                      Condensed Consolidated Balance Sheets
                                 (in thousands)

                                                December 31,               December 31,
                                                   2002                       2001
                                              ----------------           ----------------
Assets:
Cash and cash equivalents                          $   17,750                 $   22,848
Accounts receivable, net                              474,763                    418,083
Other current assets                                  114,063                    107,331
Property, plant and equipment, net                  1,167,287                  1,031,205
Other assets                                          549,366                    589,122
                                                   ----------                 ----------
                                                   $2,323,229                 $2,168,589
                                                   ==========                 ==========

Liabilities and Stockholders' Equity:
Current portion of long-term debt                  $    3,714                 $    2,436
Other current liabilities                             362,160                    320,280
Other noncurrent liabilities                          206,238                    164,390
Minority interest                                     134,339                    125,914
Long-term debt                                        685,053                    718,830
Deferred income taxes                                  14,266                     28,839
Stockholders' equity                                  917,459                    807,900
                                                   ----------                 ----------
                                                   $2,323,229                 $2,168,589
                                                   ==========                 ==========

                         Universal Health Services, Inc.
                      Supplemental Statistical Information
                                   (unaudited)


                                                      % Change             % Change
-------------------------------------               Quarter Ended       12 mos. ended
Same Store:                                          12/31/2002          12/31/2002
-------------------------------------              ----------------    ---------------
Acute Care Hospitals
--------------------
Revenues                                                12.6%              10.2%
Adjusted Admissions                                      7.0%               6.3%
Adjusted Patient Days                                    5.7%               5.3%
Revenue Per Adjusted Admission                           5.2%               3.6%
Revenue Per Adjusted Patient Day                         6.6%               4.6%


Behavioral Health Hospitals
---------------------------
Revenues                                                 8.1%               5.7%
Adjusted Admissions                                      7.1%               6.1%
Adjusted Patient Days                                    7.0%               4.5%
Revenue Per Adjusted Admission                           0.9%              -0.4%
Revenue Per Adjusted Patient Day                         1.6%               1.1%

--------------------------------------------------------------------------------

-------------------------------------
UHS Consolidated                                       Quarter Ended                    Twelve months Ended
-------------------------------------           ------------------------------       -----------------------------
                                                 12/31/2002        12/31/2001          12/31/2002      12/31/2001
                                                 ----------        ----------          ----------      ----------
Revenues                                           $835,478          $724,162          $3,258,898      $2,840,491
EBITDA  /(1)/                                      $110,711          $ 90,181          $  434,649      $  370,458
EBITDA Margin /(1)/                                    13.3%             12.5%               13.3%           13.0%

Cash Flow From Operations                          $ 87,417          $ 44,132          $  332,598      $  297,543
Days Sales Outstanding                                   52                53                  53              54
Capital Expenditures                               $ 38,956          $ 41,393          $  195,640      $  152,938

Debt (net of cash)                                        -                 -          $  671,017      $  698,418
Shareholders Equity                                       -                 -          $  917,459      $  807,900
Debt / Total Capitalization                               -                 -                42.2%           46.4%
Debt / EBITDA /(2)/                                       -                 -                1.54            1.89
Debt / Cash From Operations /(2)/                         -                 -                2.02            2.35

Acute Care EBITDAR Margin /(3)/                        17.6%             17.4%               17.3%           17.8%
Behavioral Health EBITDAR Margin /(3)/                 20.8%             17.8%               20.2%           19.0%

/(1)/  Net of Minority Interest
/(2)/  Latest 4 quarters
/(3)/  Before Corporate overhead allocation and minority interest

                         UNIVERSAL HEALTH SERVICES, INC.
                          SELECTED HOSPITAL STATISTICS
                                DECEMBER 31, 2002

AS REPORTED:

                                                    FOR THE THREE MONTHS ENDED

                                          ACUTE (1)                       BEHAVIORAL HEALTH
                                  12/31/02       12/31/01      %        12/31/02      12/31/01     %
                                  --------       --------      -        --------      --------     -
Hospitals owned and leased               25             24    4.2%            37            37    0.0%
Average licensed beds                 5,713          5,596    2.1%         3,754         3,749    0.1%
Patient days                        310,478        281,059   10.5%       248,708       231,907    7.2%
Average daily census                3,374.8        3,055.0   10.5%       2,703.3       2,520.7    7.2%
Occupancy-licensed beds                59.1%          54.6%   8.2%          72.0%         67.2%   7.1%
Admissions                           67,395         59,797   12.7%        20,379        18,929    7.7%
Length of stay                          4.6            4.7   -2.0%          12.2          12.3   -0.4%

Inpatient revenue                $1,384,584     $1,037,270   33.5%      $241,497      $218,163   10.7%
Outpatient revenue                  474,790        370,306   28.2%        37,434        35,985    4.0%
Total patient revenue             1,859,374      1,407,576   32.1%       278,931       254,148    9.8%
Other revenue                        13,865         15,604  -11.1%         7,923        10,411  -23.9%
Gross hospital revenue            1,873,239      1,423,180   31.6%       286,854       264,559    8.4%

Total deductions                  1,224,075        870,787   40.6%       147,211       132,626   11.0%

Net hospital revenue             $  649,164     $  552,393   17.5%      $139,643      $131,933    5.8%

SAME STORE:

                                                      FOR THE THREE MONTHS ENDED

                                        ACUTE (1) (2)                    BEHAVIORAL HEALTH (3)
                                   12/31/02       12/31/01     %        12/31/02      12/31/01     %
                                   --------       --------     -        --------      --------     -
Hospitals owned and leased               23             24   -4.2%            37            37    0.0%
Average licensed beds                 5,446          5,596   -2.7%         3,754         3,749    0.1%
Patient days                        297,804        281,051    6.0%       248,722       231,895    7.3%
Average daily census                3,237.0        3,054.9    6.0%       2,703.5       2,520.6    7.3%
Occupancy-licensed beds                59.4%          54.6%   8.9%          72.0%         67.2%   7.1%
Admissions                           64,512         59,797    7.9%        20,379        18,929    7.7%
Length of stay                          4.6            4.7   -1.8%          12.2          12.3   -0.4%

(1)  Does not include hospitals located in France.

(2) Central Montgomery and Lancaster are excluded in both current and prior years. Rancho Springs is included in the current and prior year totals from February 1st through year to date. Inland Valley and Rancho Springs merged to become one entity called Southwest Health Care effective July 1, 2002.

(3) Pembroke, San Juan Capestrano and Westwood Lodge are included in current and prior years from February 1 through year to date.

                         UNIVERSAL HEALTH SERVICES, INC.
                          SELECTED HOSPITAL STATISTICS
                                DECEMBER 31, 2002

AS REPORTED:

                                                       FOR THE TWELVE MONTHS ENDED

                                              ACUTE (1)                            BEHAVIORAL HEALTH
                                      12/31/02       12/31/01      %             12/31/02      12/31/01      %
                                      --------       --------     ---            --------      --------      -
Hospitals owned and leased                   25             24    4.2%                  37            37    0.0%
Average licensed beds                     5,813          5,514    5.4%               3,752         3,732    0.5%
Patient days                          1,239,040      1,123,264   10.3%           1,005,882       950,236    5.9%
Average daily census                    3,394.6        3,077.4   10.3%             2,755.8       2,603.4    5.9%
Occupancy-licensed beds                    58.4%          55.8%   4.6%                73.4%         69.8%   5.3%
Admissions                              266,261        237,802   12.0%              84,348        78,688    7.2%
Length of stay                              4.7            4.7   -1.5%                11.9          12.1   -1.2%

Inpatient revenue                    $5,183,944     $4,032,623   28.6%          $  979,824    $  908,424    7.9%
Outpatient revenue                    1,814,757      1,432,232   26.7%             149,604       143,907    4.0%
Total patient revenue                 6,998,701      5,464,855   28.1%           1,129,428     1,052,331    7.3%
Other revenue                            58,609         57,663    1.6%              36,021        40,094  -10.2%
Gross hospital revenue                7,057,310      5,522,518   27.8%           1,165,449     1,092,425    6.7%

Total deductions                      4,533,018      3,340,466   35.7%             599,864       553,982    8.3%

Net hospital revenue                 $2,524,292     $2,182,052   15.7%          $  565,585    $  538,443    5.0%

SAME STORE:

                                                           FOR THE TWELVE MONTHS ENDED

                                            ACUTE (1) (2)                         BEHAVIORAL HEALTH (3)
                                    12/31/02       12/31/01        %             12/31/02   12/31/01      %
                                    --------       --------        -             --------   --------      -
Hospitals owned and leased                   23             24   -4.2%                  37        37    0.0%
Average licensed beds                     5,538          5,506    0.6%               3,723     3,712    0.3%
Patient days                          1,184,060      1,122,448    5.5%             997,910   948,526    5.2%
Average daily census                    3,244.0        3,075.2    5.5%             2,734.0   2,598.7    5.2%
Occupancy-licensed beds                    58.6%          55.9%   4.9%                73.4%     70.0%   4.9%
Admissions                              253,899        237,477    6.9%              83,645    78,588    6.4%
Length of stay                              4.7            4.7   -1.3%                11.9     12.1   -1.2%

(1)  Does not include hospitals located in France.

(2) Central Montgomery and Lancaster are excluded in both current and prior years. Rancho Springs is included in the current and prior year totals from February 1st through year to date. Inland Valley and Rancho Springs merged to become one entity called Southwest Health Care effective July 1, 2002.

(3) Pembroke, San Juan Capestrano and Westwood Lodge are included in current and prior years from February 1 through year to date.